UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

First Trinity Financial Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1001436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, Oklahoma	74133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(918) 249-2438

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement

On December 12, 2013, First Trinity Financial Corporation entered into an employment agreement with its Vice President and Chief Investment Officer, William S. Lay. For additional information related to the Employment agreement, please see item 5.02 and Exhibit 10.22 which is being filed with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Compensatory Arrangements for Certain Officers.

On December 12, 2013, First Trinity Financial Corporation (the “Company”) entered into a two year Employment Agreement (the “Agreement”) with William S. Lay, the Company’s Vice President and Chief Investment Officer, (the “Employee”).

Under the Agreement, the Employee will be employed for a period of twenty-four (24) months for a term commencing on January 1, 2014 through December 31, 2015, or the termination of this Agreement.

Mr. Lay’s Agreement is subject to earlier termination based on disability, death or termination by the Company, with or without cause. Mr. Lay’s Agreement provides for an annual base salary of $31,250 plus $95 per hour for hours worked in excess of 375, including hours for holidays and vacation time. Mr. Lay will be reimbursed for business expenses and is entitled to participate in the Company’s employment benefit plans available to other executives and Mr. Lay is eligible for a bonus, based on performance.

Item 9.01	Financial Statements and Exhibits.

The preceding description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.22 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit 10.22       Employment Agreement between First Trinity Financial Corporation and William S. Lay, dated December 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Trinity Financial Corporation

Date: December 12, 2013	By:	/s/ Gregg E. Zahn
	Name:	Gregg E. Zahn
	Title:	President and Chief Executive Officer